                                                                   EXHIBIT 10.07

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                         DANISH BIOGAS TECHNOLOGY, A.S.
                         TECHNOLOGY LICENSING AGREEMENT
                      TO MICROGY COGENERATION SYSTEMS, INC.

THIS AGREEMENT entered into this 12th day of May, 2000 by and among Microgy Cogeneration Systems, Inc. ("Microgy"), a Colorado, USA corporation with its offices at 1767A Denver West Blvd., Suite 15 , Golden, Colorado 80401, Danish Biogas Technology, A.S., a Danish entity ("DBT"), with offices at Udviklingsparken Aarhus, Sonderhoj 46, DK-8260 Viby J., Denmark..

WITNESSETH:

WHEREAS, Microgy has developed intellectual property, proprietary formulas, processes, devices and other trade secrets to commercially exploit its proprietary micro-cogeneration system which uses its exclusive bladeless micro-turbine and generator technology (the "Microgy Turbine"), or its conventional prime mover and generation technology, which may incorporate, at it option, its proprietary advanced waste heat ammonia absorption process ("WHAARP") technology or other proprietary and conventional technologies that do not include any of DBT's technologies as defined below, as appropriate to produce and sell electricity and process cooling or heating (the "Microgy System"); and

WHEREAS, The Microgy System is capable of producing electricity, cooling and heating by burning methane gas or bio-gas generated from waste streams and other sources; and

WHEREAS, DBT owns and has developed intellectual property, proprietary formulas, processes, devices and other trade secrets to construct and operate a bio-gas fueled electrical co-generation system (the "DBT System") consisting of its proprietary anaerobic digester, which combines organic bio-mass wastes such as animal manure and other high strength liquid or semi-solid organic waste streams with other substrate such as fats, oils and grease to produce bio-gas gas (the "DBT AD Unit"), and its proprietary cogeneration technology and integrated process control system which uses commercially available reciprocating gas engines modified by DBT to burn bio-gas or dual bio-gas and diesel fuel for the generation of electricity and heat (the "DBT CHP System"); and

WHEREAS, Microgy desires to acquire a perpetual and exclusive license to construct, own, operate and otherwise commercially exploit the DBT System and, separately as a stand alone unit, the DBT AD Unit in the Unites States of America and its possessions and territories, Canada and Mexico (the "Licensed Territory"), and to acquire a perpetual and non-exclusive license to construct, own, operate and otherwise commercially exploit the DBT System and/or the DBT AD Unit in countries outside of the Licensed Territory, excluding Denmark and all of the European countries; and

WHEREAS, DBT desires to grant Microgy a perpetual and exclusive license to construct, own, operate and otherwise commercially exploit the DBT System and, separately as a stand alone unit, the DBT AD Unit in the Licensed Territory, and to grant to Microgy a perpetual and non-exclusive license to construct, own, operate and otherwise commercially exploit the DBT System and/or the DBT AD Unit in countries outside of the Licensed Territory, excluding Denmark and all of the European countries; and

WHEREAS, DBT desires to hold an equity position in each Microgy System project deploying the DBT System or the DBT AD Unit developed and owned by Microgy or its affiliates or sub-licensees in the Licensed Territory and to hold an advisory board seat or equivalent position in any Microgy affiliate or other related entity appropriately sub-licensed to deploy the DBT System or the DBT AD Unit; and

WHEREAS, DBT desires to retain the exclusive right, for compensation, to manage and supervise the bio-gas digester functions of each of the DBT Systems or DBT AD Units installed by Microgy in the Licensed Territory;

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. GRANT OF DBT SYSTEM PERPETUAL EXCLUSIVE LICENSE. DBT hereby grants to Microgy a perpetual and exclusive license to assemble, manufacture, purchase, install, own, lease, sell, use, deploy, manage, operate, service or otherwise commercially exploit in the Licensed Territory the DBT System consisting of the integrated DBT AD Unit and the DBT CHP System and all future upgrades, improvements and enhancements to the DBT System, the DBT AD Unit and the DBT CHP System, as an integrated bio-gas fueled electric co-generation system.

2. GRANT OF DBT AD UNIT PERPETUAL EXCLUSIVE LICENSE. DBT hereby grants to Microgy a perpetual and exclusive license to assemble, manufacture, purchase, install, own, lease, sell, use, deploy, manage, operate, service or otherwise commercially exploit in the Licensed Territory the DBT AD Unit as a stand alone unit separate from the DBT System and without any requirement to use the DBT CHP System, and all future upgrades, improvements and enhancements to the DBT AD Unit when used with the Microgy System in all Microgy projects and developments in the Licensed Territory.

3. GRANT OF PERPETUAL NON-EXCLUSIVE LICENSE. DBT hereby grants to Microgy a perpetual and non-exclusive license to assemble, manufacture, purchase, install, own, lease, sell, use, deploy, manage, operate, service or otherwise commercially exploit the DBT System or the DBT AD Unit as a stand alone unit separate from the DBT System without any requirement to use the DBT CHP System, and all future upgrades, improvements and enhancements to the DBT System or the DBT AD Unit when used with the Microgy System in all Microgy projects and developments in all countries outside of the Licensed Territory, excluding Denmark and all of the European countries. Microgy shall have the right to convert this perpetual and non-exclusive license into a perpetual exclusive license consistent with the license terms set forth in Sections 1 and 2 above, in any country outside of the Licensed Territory upon written approval by DBT.

4. DUTY TO ENGINEER, DESIGN AND CONSTRUCT. Microgy shall have the duty and supervisory responsibility to construct and install each DBT System and DBT AD Unit in all projects in the Licensed Territory. DBT shall have the duty to (a) engineer, design and assist and advise Microgy on the construction and installation of each DBT System or DBT AD Unit employed by Microgy hereunder; (b) provide engineering and construction drawings, specifications for components, construction quality standards, performance standards, operations and maintenance requirements; and (c) provide consulting advice to Microgy to monitor, track and troubleshoot the DBT System, the DBT AD Unit or the DBT CHP System after deployment by Microgy or any of its affiliates. Microgy will provide to DBT on a project by project basis basic

      *****Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      site and project specific information from which DBT will be compensated for its engineering work and production of construction drawings on a per project basis at a flat rate of ***** US per project.

5. DBT OBLIGATION TO SUPPLY MATERIAL AND EQUIPMENT. DBT will supply at reasonable cost to Microgy all of the components necessary to construct the DBT CHP System, the DBT System and the DBT AD Unit in the Licensed Territory. DBT will also supply critical components of the DBT System or DBT AD Unit gas storage system, including, but not limited to, the rubberized gas storage bag and process controls at reasonable cost to Microgy. DBT understands that very low cost of components and very short shipping and delivery times are critical to the success of Microgy projects. DBT will make all reasonable good faith efforts to keep component costs to Microgy low and shipping and delivery times as short as possible. DBT will use United States based construction site labor and suppliers of basic raw materials such as steel, pumps, piping, wiring materials and other commodity components readily available in the United States whenever possible to keep total project costs low.

6. COOPERATION ON THE DEVELOPMENT OF NUTRIENT MANAGEMENT SYSTEMS. Microgy and DBT agree to cooperate on the development of DBT's experimental manure processing technology ("DBT Manure Technology") which utilizes a manure evaporator and condenser using waste heat from the Microgy System. If DBT makes the DBT Manure System commercially available to any customer, the DBT Manure Technology will be considered and enhancement to the DBT System or the DBT AD Unit as defined under Section 9 of this Agreement. DBT hereby grants Microgy the perpetual and exclusive license to own, use, deploy or otherwise commercially exploit the DBT Manure Technology when used with the DBT System or the DBT AD Unit in the Licensed Territory and a perpetual, non-exclusive license to own, use, deploy or otherwise commercially exploit the DBT Manure Technology in all Microgy projects incorporating the DBT System or the DBT AD Unit outside of the Licensed Territory.

7. DBT EQUITY POSITION IN CERTAIN PROJECTS DEVELOPED. DBT will be granted an equity ownership position of five percent (5%) in any legal entity that owns each project developed by Microgy using the DBT System or DBT AD Unit wherein Microgy retains an equity position or any position convertable into equity. It is understood that one entity may develop more than one project and multiple entities may develop one or more projects employing the DBT System or DBT AD Unit. A prinipal of DBT will be entitled to an advisory board seat on each project entity employing the DBT System or DBT AD Unit.

8. SUBCONTRACTING. Microgy may subcontract with a third party or parties for the assembly, installation, operation, supervision and maintenance of the DBT System or DBT AD Unit; provided, however, that such subcontracting shall not relieve DBT or Microgy from any of the provisions contained in this agreement. DBT shall provide engineering design and performance specifications to guide the preparation of construction documents to install the DBT System or DBT AD Unit. Said subcontractors shall be subject to the provisions provided for in Section 18 herein to maintain confidentiality of the DBT System or DBT AD Unit intellectual property and trade secrets.

9. TECHNOLOGICAL ADVANCEMENTS. Any improvements, modifications or other changes or enhancements to the DBT System, the DBT AD Unit or the DBT CHP System or any integral hardware components of the DBT System, the DBT AD Unit or the DBT CHP System made by

*****Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      DBT or Microgy shall be the sole and exclusive property of DBT. Any such improvements, modifications or other changes or enhancements to the DBT System, the DBT AD Unit or the DBT CHP System any integral hardware components developed by either party shall be licensed to Microgy under the same terms and conditions as set forth in this agreement on an exclusive basis for use in the Licensed Territory and on a non-exclusive basis in all projects developed by Microgy outside of the Licensed Territory that incorporate the DBT System, the DBT AD Unit or the DBT CHP System.

10. INTELLECTUAL PROPERTY PROTECTION. DBT and Microgy will file all necessary patents and process patents to protect the integrated Microgy System and DBT System or DBT AD Unit from competitive exploitation, shall be equal owners in said patents and shall share all costs of obtaining and maintaining said patents. DBT will make all reasonable efforts to maintain all existing patents or other intellectual property rights on the DBT System or DBT AD Unit and secure additional patents or other means of protecting trade secrets as necessary to protect the integrity of the integrated DBT System or DBT AD Unit and Microgy System.

11. SUB-LICENSING OF THE DBT SYSTEM. Microgy may sub-license the DBT System or DBT AD Unit or any portion of the use, operation, management or maintenance of the DBT System or DBT AD Unit to any affiliated entity wherein Microgy has an equity interest with notice to DBT. Microgy may only sub-license the DBT System or DBT AD Unit to a non-affiliate with the express written permission of DBT. Further, Microgy will not permit sub-licensees to make, assign or grant other sub-licenses of the DBT System or DBT AD Unit.

12. LICENSING FEE. Microgy will pay to DBT a licensing fee (the "Licensing Fee") for each installed and operating DBT System or DBT AD Unit deployed by Microgy. The Licensing Fee shall be calculated as follows:

      (a) During the first 12 months of this agreement, Microgy shall pay to DBT an amount equal to ***** percent (*****%) the total cost of each individual project completed by Microgy or any of its affiliates or sub-licensees.

      (b) After the first 12 months of this agreement, Microgy shall pay to DBT an amount equal to ***** percent (*****%) of the total cost of the next six (6) projects completed by Microgy or any of its affiliates or sub-licensees in any calendar year; and an amount equal to ***** percent (*****%) of the total cost of any additional projects in excess of six (6) projects completed in that calendar year.

      (c) The total cost shall be defined as the cost of material, equipment and direct labor, engineering design, construction management and other expenses including project management and commissioning to complete each individual project, less any amount paid to DBT or any of its affiliates for engineering, design or consulting services charged to the project, as evidenced by written invoices; not including Microgy's profit, taxes, bonding, and finance costs, if any.

      (d) If new anaerobic digester technology appears in the market at any time after five (5) years of the date of this Agreement which produces one hundred percent (100%) of the methane gas produced by the DBT AD Unit for the same amount of raw materials or by any other process, the License Fee shall be renegotiated by the parties hereto.

*****Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13. MANAGEMENT CONSULTING CONTRACT TO DBT. DBT will advise Microgy on the management of the bio-gas digester functions of all DBT System or DBT AD Units per separate agreement with the owner of the project. DBT will be compensated for its consulting services at a rate of ***** Dollars U.S. ($*****) per month for each project developed by microgy or any of its affiliates which uses the DBT System or DBT AD Unit (the "Management Fee"). Said fee shall commence upon commercial operation of the project and shall be adjusted annually according to the inflation rate published by the U.S Consumer Price Index. DBT agrees to promptly report to Microgy all operating data necessary for the safe and efficient operation of the DBT System, the DBT AD Unit or the Microgy System. Microgy will have overall managerial authority over each project it develops using the DBT System or the DBT AD Unit.

14. PAYMENT TERMS. Partial proportional payment to DBT of the Licensing Fee shall be made by Microgy within ten (10) business days after Microgy receives progress payments and the final payment shall be paid upon completion of each project developed. Payment to DBT of the Management Fee will be paid monthly. All fees payable hereunder shall be paid in US funds to the depository account specified by DBT.

15. COOPERATION BETWEEN THE PARTIES. DBT and Microgy will cooperate in the marketing, construction, implementation, operation, maintenance, upgrading and improvement of all DBT System, DBT AD Units and the Microgy System developed by Microgy in the Licensed Territory. The parties agree to communicate monthly in writing and orally as the need may arise to clarify all issues relating to implementation of the DBT System or DBT AD Unit.

16. NON-COMPETE AND NON-CIRCUMVENTION. Microgy shall not purchase, use, develop or otherwise participate in the development of any anaerobic digester technology that competes with the DBT System or DBT AD Unit during the term of this Agreement. Microgy shall not develop any anaerobic digester technology that competes with DBT after termination of this Agreement. For each breach of this non-compete provision, Microgy will pay an agreed penalty of U.S. $100,000 for any one breach hereof. Microgy reserves the right to contract with other parties to use competing anaerobic digester technology in the Microgy System upon termination of this Agreement. DBT agrees during the term of this Agreement not to compete, circumvent or otherwise develop or attempt to develop any anaerobic digester based electrical generation or cogeneration projects or developments, whether using its system or any other system with any party or parties other than Microgy or its affiliates in the Licensed Territory.

17. TERM OF AGREEMENT AND TERMINATION. The term of this Agreement shall be perpetual, continuing unless terminated as set forth below.

      (a) Either party may terminate this Agreement following a material breach by the other party of any of the provisions of this Agreement which remains uncured for a period of thirty (30) days after written notice thereof to the breaching party. Any party hereto may seek arbitration as to whether any alleged breach is material as to this Agreement. Any arbitration action commenced by any party hereto shall act to stay termination of this Agreement, pending the outcome of the arbitration proceeding as provided for in Section 24 herein.

      (b) Either party may terminate this agreement immediately upon delivering written notice to the other party upon or after the filing by the other party of a petition in bankruptcy or insolvency, or an adjudication that the other party is bankrupt or insolvent, or the filing of a petition or answer seeking reorganization, readjustment or rearrangement of its business under any law or government relating to bankruptcy or insolvency, or the appointment of a receiver for all or substantially all of the property of such other party, or the making of any assignment or attempted assignment for the benefit of creditors.

      (c) The licensing rights granted to Microgy pursuant to this Agreement shall include the right to continue to use the DBT System or DBT AD Unit purchased or placed into service prior to the termination of this Agreement, This provision shall survive the termination of this Agreement.

18. SUPPORT AND TECHNICAL TRAINING. DBT shall provide all necessary technical, sales and support services during construction of each project at no charge to Microgy over the life of this agreement. Such services shall include, but are not limited to on-going technical, operational and maintenance support. Technical training shall include product operations training, product performance information, installation instructions, emergency response and any other material and necessary training as requested by Microgy. Sales and marketing training shall include operating characteristics, system advantages and uses, installation data and performance and savings measures. DBT shall provide post-development technical support and maintenance information to Microgy by e-mail, telephone or fax, without charge. Should Microgy request technical support from DBT at a project location, it will make the request to DBT in writing and all reasonable travel and living costs and any other reasonable expenses incurred by DBT shall be paid by Microgy.

19. CONFIDENTIALITY. Both the Microgy System and the DBT System or DBT AD Unit are comprised of substantial proprietary technology which is based upon trade secrets and other confidential information. As such, the parties will exercise reasonable care in disclosing only so much information about each system to their partners, professional agents, sub-contractors, sub-licensees and other necessary personnel so as to be able to develop the projects contemplated hereunder. The parties acknowledge that a willful violation of this section will cause irreparable harm to the other party and that money damages alone would be insufficient to compensate the injured party for such harm. Accordingly, the injured party shall be entitled to temporary and permanent injunctive relief, including temporary restraining orders, preliminary and permanent injunctions and orders of specific performance to enforce the obligations under this section without the necessity of proving actual damages or of posting bond. This provision shall not, however, diminish the injured party's right to reclaim and recover damages for such willful breach.

20. GENERAL AND PRODUCT LIABILITY INSURANCE. Microgy shall maintain general and product liability insurance covering the design, manufacture, operation, maintenance and safety of the DBT System or DBT AD Unit and the Microgy System for all developed projects in the Licensed Territory incorporating all or any component of the DBT System or DBT AD Unit. and shall name DBT as an additional insured. Microgy shall secure an endorsement upon the policy giving DBT thirty (30) days prior written notice of the effective date of any material alteration or cancellation of such policy or policies. Microgy agrees to deliver to DBT upon request from time to time a certificate of insurance evidencing said insurance.

21. REPRESENTATIONS AND WARRANTIES. The parties hereto represent and warrant as follows:

      (a) DBT hereby represents and warrants to Microgy that (i) DBT has full legal title to the DBT System, the DBT CHP System and DBT AD Unit and the right to enter into this Agreement and to grant Microgy the rights granted herein, (ii) that the manufacture, use and distribution of the DBT System, the DBT CHP Unit and DBT AD Unit, as contemplated under this Agreement, will not infringe on the intellectual property rights or other rights of any third party,
            (iii) that DBT is the owner of the patents and/or patent applications, described in Exhibit A attached to this Agreement ,
            (iv) that DBT will promptly pay all maintenance fees associated with any issued patent for the DBT System, the DBT CHP System and the DBT AD Unit, and (v) that DBT shall produce and convey the DBT System, the DBT CHP System or DBT AD Unit to Microgy in a prompt manner in accordance with Microgy's delivery requirements, and the DBT System, the DBT CHP System or DBT AD Unit shall be of good and merchantable quality and workmanship and shall comply with the specifications agreed upon by the parties. DBT shall update Exhibit A when additional patents issue, or when there is any other material change in the information listed therein.

      (b) Microgy hereby represents and warrants that it has obtained, or will obtain, the rights to all technologies incorporated into the Microgy System and shall apply jointly with DBT for process patents concerning the use of the DBT System, the DBT CHP System or DBT AD Unit with the Microgy System within three hundred and sixty (360) days from the execution date of this Agreement. All patents incorporating the DBT System, the DBT CHP System or the DBT AD Unit shall be owned equally by DBT and Microgy. Further, Microgy shall demonstrate that (i) the manufacture, use and distribution of the Microgy System, as contemplated under this Agreement, will not infringe on the intellectual property rights or other rights of any third party, (ii) that Microgy is the owner of the patents and/or patent applications described in Exhibit B attached to this Agreement, and (iii) that Microgy will promptly pay all maintenance fees associated with any issued patent for the Microgy System. Microgy shall update Exhibit B when additional patents issue, or when there is any other material change in the information listed therein.

22. INFRINGEMENT. If any action or proceeding brought against either party to this agreement (the "Defending Party") is based on a claim of infringement of a proprietary right or interest arising out of the Defending Party's use of its technology (the "Technology"), and if the Defending Party promptly notifies the other party to this agreement (the "Other Party") in writing of any such action or proceeding, the Defending Party shall, at its own expense, do the following to assure the Other Party of its continued use of the Technology: (1) defend such action or proceeding and pay all damages, costs, losses, claims, awards, settlements, attorney's fees and expenses, or any of them, arising out of such action or proceeding, (2) procure for the Other Party the right to continue to use the Technology or replace or modify it, with another comparable system which has the Other Party's approval, such that the infringement is removed, (3) if in any such action or proceeding a temporary restraining order or preliminary injunction be granted, the Defending Party shall, by giving satisfactory bond or otherwise, secure the suspension of such restraining order or preliminary injunction. Both the Defending Party and the Other Party shall cooperate reasonably with each other in any defense of the actions and proceedings referred to in this section. Costs associated with such cooperation shall be borne by the Defending Party. The Defending Party shall give the Other Party prompt written notice of any potential infringement problems of which it becomes aware, including third party infringement upon the intellectual rights of the Defending Party related to the Technology. The Defending Party agrees to aggressively defend, at its sole cost and expense, any known threat of infringement upon the Technology and, if in the opinion of a independent third party arbitrator, if the Defending Party does not aggressively preserve the rights to the Technology by pursuing potential infringing entities, the Other Party may terminate this Agreement pursuant to Section 17 herein. Any delays caused by infringement actions for which the Defending Party is responsible shall not be considered to be delays caused by uncontrollable forces. If the Defending Party is unable to secure the continued use by the Other Party of the Technology, the Other Party may terminate this agreement and all rights granted to the Other Party under the terms of this Agreement shall remain vested in the Other Party for the actual life of all projects it developed using the Technology. To further protect the Other Party's interest in manufacturing, use, sales, marketing, distribution and servicing of the technology, the Defending Party shall provide copies of all existing and proposed licensing arrangements for other applications of the Technology to the Other Party on a timely basis. Additionally, the Defending Party agrees to notify the Other Party of the existence or subsequent granting of any other licenses it may have or acquire.

23. INDEMNITY. Both parties shall indemnify and hold harmless each other, its shareholders, directors, officers, employees and agents, from and against any liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) arising out of or related to (i) any defect in the DBT System, the DBT CHP System or DBT AD Unit and the Microgy System, (ii) any breach of the representations, warranties and covenants made by the parties; and (iii) any losses, damages, injuries, or death to persons, or damage to property resulting from the negligence, in whole or in part, by the parties or any of its employees, agents, representatives, or subcontractors. Amounts due to the parties by way of indemnification may be offset against amounts due from either party.

24. ASSIGNMENT. Except as otherwise provided in Section 11 herein concerning the permissible sub-licensing of the DBT System or the DBT AD Unit by Microgy, this Agreement may not be assigned by either party in any manner, whether voluntary or involuntary, without the written consent of the other party (other than to a subsidiary or other affiliate, the majority of which is owned by the respective party).

25. DISPUTE RESOLUTION. Any controversy or dispute arising out of or in connection with this Agreement, its interpretation, performance or termination, which the parties are unable to resolve within a reasonable time after written notice by one party to the other of the existence of such controversy or dispute, may be submitted to arbitration by either party and if so submitted by either party, shall be finally settled by arbitration conducted in accordance with the rules of conciliation and arbitration of the International Chamber of Commerce in effect on the date hereof. Any such arbitration shall take place in the City of Aarhus, Denmark. Such arbitration shall be conducted in the English language and the arbitrator shall apply the laws of the Country of Denmark. The institution of any arbitration proceedings hereunder shall not relieve any party of its obligation to perform hereunder during the continuance of such arbitration proceeding. The decision of the arbitrator shall be binding and conclusive upon the parties, their successors and assigns and they shall comply with such decision in good faith.

26. DEFAULT, NOTICE OF DEFAULT AND RIGHT TO CURE. In the event of default by any party to any provision in this agreement, the effected party or parties shall notify the defaulting party in writing with a clear description of the nature of the default within 30 days of the date of the default. The defaulting party shall have thirty (30) days from receipt of the default notice to cure the default. If the parties cannot agree to a cure for the default or otherwise disagree as to the nature of the cure, the dispute shall be handled in accordance with the dispute resolution provisions of section 24 herein.

27. EXCLUSIVE AGENT. Microgy shall be DBT's exclusive agent in the Licensed Territory during the term of this Agreement.

28. ENTIRE AGREEMENT. This Agreement succeeds and replaces the agreement between the parties dated November 17, 1999 and represents the entire agreement between the parties with respect to the subject matter hereof, and no modification hereof shall be effective unless contained in writing executed by both parties.

29. WAIVER OF BREACH. Waiver by either party of a breach any provisions hereof shall not be construed as a waiver of any subsequent breach thereof or of any other provision.

30. SEVERABILITY. Should any part, term, or provision of this Agreement be held to be illegal or in conflict with the laws of the United States, Colorado, Denmark or other court of competent jurisdiction, the validity of the remaining portions or provisions shall not be affected thereby.

31. NOTICE. Any notice required herein shall be sent by personal delivery, certified mail or by a recognized overnight courier service to the party entitled to receipt thereof at the address provided in the preamble to this Agreement.

32. EXECUTION BY FAX. This Agreement may be executed by Microgy and/or DBT by facsimile signature, which facsimile signatures shall be deemed to be original signatures, and shall have the same force and effect as original signatures.


      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


Microgy Cogeneration Systems, Inc.        Danish Biogas Technology, A.S.
(MICROGY)                                 (DBT)


By:_____________________________          By:_______________________________
      Benjamin J. Brant                         Dr. George Aboagye Mathiesen
      President                                 President

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

                                    EXHIBIT A

             DBT PATENTS, PATENT APPLICATIONS OR PATENT DISCLOSURES

In the event DBT files patent applications, this Exhibit A shall be completed in accordance with the provisions contained in Section 20 herein.

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

                                    EXHIBIT B

          MICROGY'S PATENTS, PATENT APPLICATIONS OR PATENT DISCLOSURES

This Exhibit B shall be completed in accordance with the provisions contained in
Section 20 herein.

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